UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 19, 2013 (July 15, 2013)

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12138	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 15, 2013,  Hamilton Green Apartments, LLC, a Massachusetts limited liability company (“Hamilton Green”) whose manager is NewReal, Inc. (“New Real”), the general partner of New England Realty Associates Limited Partnership (the “Partnership”) entered into a Loan Agreement (the “Loan Agreement”) with Key Bank National Association, a national banking association headquartered in Cleveland, Ohio (“Lender”).  Hamilton Green’s sole member is Nashoba Apartments Limited Partnership, a Massachusetts limited partnership (“Nashoba”). The Partnership is the sole limited partner of Nashoba, and Nashoba’s general partner is Nashoba Apartments, Inc., a Massachusetts corporation wholly owned by the Partnership.

The Lender advanced Forty Million Dollars ($40,000,000.00) to Hamilton Green on July 15, 2013 (the “Loan”), under the terms of the Loan Agreement.  The Loan proceeds were used to complete the acquisition described in Item 2.01 below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 14, 2013, Hamilton Green entered into a purchase and sale agreement (the “Purchase Agreement”) with Windsor Green at Andover LLC, a Delaware limited liability company and an affiliate of General Investment & Development Cos., a Boston-based real estate firm (the “Seller”) to acquire Windsor Green at Andover, a 193 unit apartment complex located at 311 and 319 Lowell Street, Andover,  Massachusetts (the “Property”), for a purchase price of $62.5 million in cash.

On July 15, 2013, the Buyer completed the acquisition of the Property, applying the proceeds of the Loan to the purchase price of the Property.

Item 9.01              Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Pursuant to Item 9.01(a)(4), the Registrant intends to file the required financial statements as an amendment to this Form 8-K within 71 days of the date  this Current Report on Form 8-K is filed with the Securities Exchange Commission.

(b)           Pro Forma Financial Information.

Pursuant to Item 9.01(b)(2), the Registrant intends to file the financial information required by this paragraph (b) of Item 9.01 as an amendment to this Form 8-K within 71 days of the date this Form 8-K is filed with the Securities Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Ronald Brown
Ronald Brown, its President

Date July 19, 2013